SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

          Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

     777 Main Street, Suite 3100, Fort Worth, Texas 76102

      (Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code           817-820-7080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective December 31, 2008, T Squared Investments LLC converted $561,450.71 in principle amount of convertible note into 968,019 shares of the Company’s common stock. The convertible note was previously issued to T Squared in January 2008 and is convertible at $.58 per share.

Effective December 31, 2008, the Company issued an additional 379,316 to MLH Investments, LLC, in exchange for $220,003.40 of outstanding debt. This debt represented interest on a loan, the principal of which was previously exchanged for shares at $.58 per share.

The issuances described above were made based on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D and applicable state laws. These issuances qualified for this exemption from registration because (i) the Company did not engage in any general solicitation or advertising to market the securities; (ii) the securities were issued to a person with knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of an investment in the Company; and (iii) the grantees received “restricted securities.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB Software Corporation
Date: January 19, 2009
/s/Scott A. Haire
Scott A. Haire, Chairman of the Board,
Chief Executive Officer
And President (Principal Financial
Officer)